                                                                  Rule 424(b)(2)
                   Registration Nos. 33-95694, 333-1822, 333-2522, and 333-14595
                                                             CUSIP No: 86667PAA5

AMENDMENT NO. 1 TO PRICING SUPPLEMENT NO. 1 Dated November 26, 1997 (To Prospectus Supplement dated August 22, 1997 and Prospectus dated October 30, 1996)

                SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
         MEDIUM-TERM NOTES DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


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Form of Note:Book Entry                                 Issue Price (Percentage of Principal):  100%

Principal Amount:  U.S.$35,000,000.00                   Commissions (Percentage of Principal): 0.625%

                                                        Net Proceeds:  $34,781,250.00

Original Issue Date:  December 2, 1997                  Interest Rate Per Annum:  6.970%

Maturity Date:  December 3, 2007                        Interest Payment Dates:  June 2; December 2
                                                           (commencing June 2, 1998)

Interest Rate Basis:  Fixed Rate Note-30/360            Regular Record Dates:  May 15;
                                                        November 15

                                                        Interest Determination Dates:  N/A

                                                        Interest Reset Dates:  N/A

Redemption Terms:  N/A                                  Index Maturity:  N/A

                                                        Spread:  N/A

Other Terms:  N/A                                       Spread Multiplier:  N/A

                                                        Maximum Interest Rate:  N/A

                                                        Minimum Interest Rate:  N/A
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Agent:  Lehman Brothers  DTC #636